                                                                    EXHIBIT 23.2
                        Consent of Independent Auditors

We consent to the incorporation in the Registration Statement (Form S-8) pertaining to the 1997 Long-Term Incentive Plan and the 1998 Employee Stock Purchase Plan of Genesis Direct, Inc. of our report dated February 16, 1998 with respect to the consolidated financial statements and schedule of Genesis Direct, Inc. included in its Registration Statement (Form S-1 No. 333-47455), in the form in which it became effective, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP

Hackensack, New Jersey
May 26, 1998